UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 30, 2013

HMS Income Fund, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	814-00939	45-3999996
____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2800 Post Oak Blvd, Suite 5000, Houston, Texas		77056-6118
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(888) 220-6121

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Amendment to the Amended and Restated Conditional Fee Waiver Agreement

On December 30, 2013, HMS Income Fund, Inc. (the “Company”), HMS Adviser LP (the “HMS Adviser”), Main Street Capital Corporation (“Main Street”) and Main Street Capital Partners, LLC (together with Main Street, the “Sub-Adviser”) agreed to an amendment (the “Fee Waiver Amendment”) to the Amended and Restated Conditional Fee Waiver Agreement dated May 31, 2012 (as amended from time to time, the “Fee Waiver Agreement”) by and among the Company, the HMS Adviser and the Sub-Adviser. The Fee Waiver Agreement allows the HMS Adviser and the Sub-Adviser (together, the “Advisers”), until December 31, 2013, to waive base management and incentive fees otherwise payable to the Advisers under the Investment Advisory and Administrative Services Agreement, dated as of May 31, 2012, by and between the Company and the HMS Adviser (the “Advisory Agreement”) or the Sub-Advisory Agreement, dated as of May 31, 2012, by and among the Company and the Advisers, as applicable, upon the occurrence of any event, which in the Advisers’ sole discretion is deemed necessary, including, but neither limited to nor automatically triggered by, the Company’s estimate that a distribution declared and payable to its stockholders during the fee waiver period represents, or would represent when paid, a return of capital for U.S. federal income tax purposes. Pursuant to the Fee Waiver Amendment, the HMS Adviser has agreed to extend the term of the fee waiver, with respect to the HMS Adviser (but not with respect to the Sub-Adviser, whose waiver expired on December 31, 2013), through December 31, 2014. The HMS Adviser has no obligation to waive fees pursuant to the Fee Waiver Agreement after December 31, 2014, unless the fee waiver period is further extended.

The foregoing description of the Fee Waiver Amendment and the Fee Waiver Agreement is qualified in its entirety by reference to the Fee Waiver Amendment, filed as Exhibit 10.1 to this report, and to the Fee Waiver Agreement and the amendments thereto, filed as Exhibits to the Company’s (i) Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on March 27, 2013, (ii) Post-Effective Amendment to the Company’s Registration Statement on Form N-2 filed with the SEC on May 14, 2013, and (iii) Current Report on Form 8‑K filed with the SEC on June 28, 2013, each of which is incorporated herein by reference.

 Expense Support and Conditional Reimbursement Agreement

On December 30, 2013, the Company and the HMS Adviser agreed to an Expense Support and Conditional Reimbursement Agreement (the “Expense Reimbursement Agreement”). Under the Expense Reimbursement Agreement, until March 31, 2014 or a prior date mutually agreed to by both parties, the HMS Adviser will pay to the Company up to 100% of the Company’s operating expenses (the “Expense Support Payment”) in order for the Company to achieve a reasonable level of expenses relative to its investment income (the "Operating Expense Objective"), as determined by the Board of Directors of the Company (the "Board"). Under the Expense Reimbursement Agreement, operating expenses are defined as third party operating costs and expenses incurred by the Company between January 1, 2014 and March 31, 2014 under generally accepted accounting principles for investment management companies. The Expense Reimbursement Agreement requires a mandatory reimbursement of any Expense Support Payment to the extent that the Company exceeds the Operating Expense Objective during the year ending December 31, 2014 (a “Mandatory Reimbursement Payment”). Any Mandatory Reimbursement Payment under the Expense Reimbursement Agreement will be determined by the HMS Adviser and the Company and will not be subject to Board approval. To the extent that any portion of the Expense Support Payments remains unreimbursed after the Company has made any Mandatory Reimbursement Payments, the outstanding Expense Support Payment amounts will be subject to conditional reimbursement by the Company upon a determination by the Board that the Company has achieved the Operating Expense Objective during any calendar quarter (a "Conditional Reimbursement Payment"). Under the Expense Reimbursement Agreement, any unreimbursed Expense Support Payments may be reimbursed by the Company within a period not to exceed three years from the date each respective Expense Support Payment is determined, but only after any outstanding Expense Support Payment amounts have been reimbursed under that certain Expense Support and Conditional Reimbursement Agreement, dated as of November 11, 2013, by and between the Company and the HMS Adviser. Any Expense Support Payments that remain unreimbursed three years after such payment is determined will be considered permanently waived. The Expense Reimbursement Agreement may be terminated by the Company at any time, and shall automatically terminate upon termination of the Advisory Agreement or upon liquidation or dissolution of the Company.

The foregoing description of the Expense Reimbursement Agreement is qualified in its entirety by reference to the Expense Reimbursement Agreement, filed as Exhibit 10.2 to this report, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1
Third Amendment to Amended and Restated Conditional Fee Waiver Agreement, dated December 30, 2013, by and among HMS Income Fund, Inc., HMS Adviser LP, Main Street Capital Corporation and Main Street Capital Partners, LLC

10.2	Expense Support and Conditional Reimbursement Agreement, dated December 30, 2013, by and between HMS Income Fund, Inc. and HMS Adviser LP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HMS Income Fund, Inc.

January 6, 2014	By:	/s/ Ryan T. Sims
Name: Ryan T. Sims
Title: Chief Financial Officer and Secretary